Exhibit 99.10

Friedman’s Inc.
Disclosure Controls and Procedures
Adopted and Ratified: April 29, 2004

A.	Information Gathering

•	A Disclosure Committee for Friedman’s Inc. has been adopted consisting of the persons in the following positions:

-	Chief Operating Officer

-	Chief Financial Officer

-	Controller

-	Director of Credit Operations

-	Compliance Committee Chairperson

•	The Disclosure Controls Monitor shall be the Chief Financial Officer.

•	The Disclosure Controls Monitor serves as the focal point for all information relevant to Friedman’s disclosure obligations and will ensure that such information is reported to the persons responsible for the evaluation and dissemination of the information.

•	Individual members of the Disclosure Committee will then oversee the gathering of information from areas within their expertise.

•	Every person involved in the preparation of Friedman’s reports should be given the name of the Disclosure Controls Monitor if they need legal or other advice in the course of their work and should be allowed to contact the Disclosure Controls Monitor anonymously, if desired.

•	“Disclosure Reports” as used herein shall include all required SEC reports (e.g. 10-K’s, 10-Q’s, proxy statements, 8-K’s, etc.) as well as all press releases. No Disclosure Report is to be filed or released without following the Disclosure Controls and Procedures as outlined herein.

B.	Preparing Disclosure Reports

•	The Disclosure Committee will take the lead in organizing the drafting of Friedman’s Disclosure Reports using the information that has been gathered.

•	The Disclosure Controls Monitor will assign primary information gathering and drafting responsibility for Disclosure Reports to the relevant member of the Disclosure Committee.

C.	Internal Review Process

•	SEC reports will be drafted sufficiently in advance of their filing deadlines to allow meaningful review and comment by the appropriate persons. In an effort to ensure both accuracy and completeness, drafts will be circulated both up and down the reporting channels through which the required information comes. Further, reviewers will be required to read the entire draft, not just the portions for which they were responsible, which will ensure proper cross-checking and avoid omissions. Friedman’s audit committee and outside auditors must, in accordance with existing rules, review drafts of annual and quarterly reports. The following is the preferred schedule of circulation[1]:

➢	Preliminary Draft. Circulate to members of the Disclosure Committee and providers of raw information to confirm and cross- check data, including Controller and CFO’s staff.

➢	First Draft. Circulate to CEO and other company management as may be appropriate.

➢	Second Draft. Circulate to outside counsel, outside auditors and Audit Committee of the Board of Directors.

➢	Third Draft. Circulate to Board of Directors.

D.	CEO/CFO Review and Certification

- The CEO and CFO should be given ample opportunity to read the Disclosure Report and discuss it with the Disclosure Committee. In a meeting or series of meetings with the Disclosure Committee, the CEO and CFO should follow these steps:

➢	Carefully review the company’s financial results. Confer with the senior accounting officers and pay close attention to any material discretionary issues and accounting policies under GAAP.

➢	Review with the appropriate officers responsible for internal controls the procedures that were followed in preparing the report. Review a list of persons from whom information was gathered and to whom the draft report was circulated, and then consider whether information came from, and the draft report was circulated to, the persons best capable of assuring accuracy and completeness. Assess of the adequacy of the time and resources devoted to the preparation of the report.

[1] It is important to ensure that every reviewer understands that any drafts that are circulated are subject to Friedman#s confidentiality procedures and document retention policies.

➢	Review the non-financial disclosures in the Disclosure Report, especially MD&A, and discuss the report with the principal authors of the MD&A and the description of the company’s business. Focus on both historical results and possible trends, as well as the adequacy of forward-looking disclosure concerning such trends. Address critical accounting estimates and any related underlying assumptions.

➢	Discuss the Disclosure Report with the company’s general counsel or outside counsel and confirm that it meets the form requirements of the Exchange Act.

➢	Identify issues that are worthy of further consideration, especially issues raises in past SEC comment letters, issues identified by the company’s auditors, issues raised internally, issues raised by analysts or other outsiders, issues faced by other industry players and any judgment calls.

➢	Meet with the company’s outside auditors to discuss their thoughts and suggestions regarding the company’s financial statements. Review any “red flag” accounting and disclosure issues (e.g., off- balance sheet transactions) with them.

➢	Review the representation letters delivered by the company’s officers to the outside officers.

➢	Consider obtaining back-up certifications from the principal internal officers who participate in the preparation of the report and/or who provide the financial and operational information from which the report is prepared, were appropriate. At a minimum, ask such person what they have done to ensure the accuracy of the information.

E.	Final Review and Approval

•	The final draft of the relevant Disclosure Report will be submitted to the Board of Directors for their review and comment.

•	Approval of the Board of Directors (or any committee of the Board) for the filing of any such Disclosure Report will be requested where required by relevant law or regulations of The New York Stock Exchange.

F.	Internal Review Process for Press Releases

•	A press release which contains financial or material operations information shall be circulated as follows:

➢	Preliminary Draft. Circulate to the Disclosure Committee.

➢	First Draft. Circulate to company management as appropriate, including CEO and President.

➢	Second Draft. Circulate to audit committee, outside auditors and outside counsel, as appropriate.

•	A press release that does not contain financial or material operations information shall be circulated as follows:

➢	Preliminary Draft. Circulate to the Disclosure Committee.

➢	First Draft. Circulate to company management as appropriate, including CEO and President.

➢	Second Draft. Circulate to outside counsel for further review, as appropriate.